Exhibit 99.2
Third Quarter 2007
Supplemental Financial Data
The projections and estimates given in this document and other written or oral statements made by or on behalf of the Company may constitute “forward-looking statements” within the meaning of the federal securities laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. The following are some of the factors that could cause the Company’s actual results to differ materially from the expected results described in the Company’s forward-looking statements: the success of the Company’s business strategies discussed in its Annual Report on Form 10-K dated December 31, 2006; future local and national economic conditions, including changes in job growth, interest rates, the availability of financing and other factors; demand for apartments in the Company’s markets and the effect on occupancy and rental rates; the impact of competition on the Company’s business, including competition for tenants and development locations for its apartment communities and competing for-sale housing in the markets where the Company is completing condominium conversions or developing new condominiums; the Company’s ability to obtain financing or self-fund the development or acquisition of additional multifamily rental and for-sale housing; the uncertainties associated with the Company’s current and planned future real estate development, including the timing of estimated start and completion dates, actual costs exceeding the Company’s budgets or development periods exceeding expectations or the inability to attain estimated yields; uncertainties associated with the timing and amount of asset sales and the resulting gains/losses associated with such asset sales; uncertainties associated with the Company’s condominium conversion and for-sale housing business; conditions affecting ownership of residential real estate and general conditions in the multi-family residential real estate market; uncertainties associated with environmental and other regulatory matters; the impact of our ongoing litigation with the Equal Rights Center regarding compliance with the Americans with Disabilities Act and the Fair Housing Act (including any award of compensatory or punitive damages or injunctive relief requiring us to retrofit apartments or public use areas or prohibiting the sale of apartment communities or condominium units) as well as the impact of other litigation; the effects of changes in accounting policies and other regulatory matters detailed in the Company’s filings with the Securities and Exchange Commission; and the Company’s ability to continue to qualify as a real estate investment trust under the Internal Revenue Code. Other important risk factors regarding the Company are included under the caption “Risk Factors” in the company’s Annual Report on Form 10-K, dated December 31, 2006 and may be discussed in subsequent filings with the SEC. The risk factors discussed in Form 10-K under the caption “Risk Factors” are specifically incorporated by reference into this document.

Post Properties, Inc.
Consolidated Statements of Operations
(In thousands, except per share or unit data)
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2007	2006	2007	2006
Revenues
Rental	$73,595	$70,217	$216,834	$204,355
Other property revenues	4,245	4,443	12,186	12,460
Other	171	49	416	200

Total revenues	78,011	74,709	229,436	217,015

Expenses
Property operating and maintenance (exclusive of items shown separately below)	35,714	34,825	106,395	100,081
Depreciation	16,638	16,554	49,910	48,874
General and administrative	4,761	4,406	16,168	13,464
Investment and development (1)	2,006	1,332	5,512	4,500

Total expenses	59,119	57,117	177,985	166,919

Operating income	18,892	17,592	51,451	50,096

Interest income	189	400	652	982
Interest expense	(12,831)	(13,465)	(38,850)	(39,732)
Amortization of deferred financing costs	(828)	(882)	(2,469)	(2,651)
Gains (losses) on sales of real estate assets, net (2)	5,061	2,114	71,506	10,525
Equity in income of unconsolidated real estate entities	402	527	1,216	1,251
Other income (expense) (3)	(262)	898	(784)	2,592
Minority interest in consolidated property partnerships	(585)	(85)	(1,416)	(177)
Minority interest of common unitholders	(91)	(80)	(1,072)	(344)

Income from continuing operations	9,947	7,019	80,234	22,542

Discontinued operations (4)
Income from discontinued property operations, net of minority interest	795	1,400	2,026	4,280
Gains on sales of real estate assets, net of minority interest	307	27,503	17,197	27,885
Loss on early extinguishment of indebtedness, net of minority interest	—	(121)	—	(121)

Income from discontinued operations	1,102	28,782	19,223	32,044

Net income	11,049	35,801	99,457	54,586
Dividends to preferred shareholders	(1,909)	(1,909)	(5,728)	(5,728)

Net income available to common shareholders	$9,140	$33,892	$93,729	$48,858

Per common share data — Basic (5)
Income from continuing operations (net of preferred dividends)	$0.18	$0.12	$1.71	$0.39
Income from discontinued operations	0.03	0.67	0.44	0.75

Net income available to common shareholders	$0.21	$0.79	$2.16	$1.15

Weighted average common shares outstanding — basic	43,524	43,137	43,452	42,616

Per common share data — Diluted (5)
Income from continuing operations	$0.18	$0.12	$1.69	$0.39

Income from discontinued operations	0.02	0.65	0.44	0.74

Net income available to common shareholders	$0.21	$0.77	$2.12	$1.13

Weighted average common shares outstanding — diluted	44,101	43,955	44,166	43,387

Post Properties, Inc.
Notes to Consolidated
Statements of Operations
(In thousands, except per share or unit data)

(1)	Investment and development expenses for the three and nine months ended September 30, 2007 and 2006 include investment group expenses, development personnel and associated costs not allocable to current development projects.

(2)	During the second quarter of 2007, the Company transferred two operating apartment communities to newly formed unconsolidated entities, in which the Company retained a 25% non-controlling interest, for aggregate proceeds of approximately $89,351. These transactions resulted in gains on sales of real estate for the nine months ended September 30, 2007 totaling approximately $55,300. Additionally, the unconsolidated entities obtained mortgage financing secured by the apartment communities totaling approximately $85,772, of which approximately $21,431 was distributed to the Company. For the nine months ended September 30, 2007, gains on sales of real estate assets also included gains of $3,938 on the sale of land sites, including one site with an associated corporate facility previously used in the Company’s landscape and maintenance operations. For the three and nine months ended September 30, 2006, gains on sales of real estate assets included a $503 gain on the sale of a land site.

For the three and nine months ended September 30, 2007 and 2006, income from continuing operations also included net gains from condominium sales activities at newly developed and condominium conversion projects representing portions of existing communities. In addition, condominium gains are net of certain expensed sales and marketing costs associated with pre-sale condominium communities and condominium communities under development totaling $283 and $109 for the three months and $459 and $398 for the nine months ended September 30, 2007 and 2006, respectively. Net gains (losses) from condominium sales activities at other consolidated community conversion projects are included in discontinued operations under generally accepted accounting principles (see (4) below). A summary of revenues and costs and expenses of condominium activities included in continuing operations for the three and nine months ended September 30, 2007 and 2006 was as follows:

	Three months ended		Nine months ended
	September 30,		September 30,
	2007	2006	2007	2006
Condominium revenues	$30,501	$6,778	$61,592	$25,241
Condominium costs and expenses	(25,440)	(5,167)	(49,324)	(15,219)

Gains (losses) on sales of condominiums, net	$5,061	$1,611	$12,268	$10,022

(3)	For the three and nine months ended September 30, 2007, other expenses included estimated state franchise and other taxes. For the three months ended September 30, 2006, other income includes a gain on the sale of marketable securities of $573 and an additional gain on sale of the Company’s prior investment in Rent.com of $325. In addition, for the nine months ended September 30, 2006, the Company recognized other income totaling $1,655 relating to the net increase in the market value of an ineffective interest rate derivative prior to its termination in April 2006.

(4)	Under SFAS No. 144, the operating results of real estate assets designated as held for sale are included in discontinued operations for all periods presented. Additionally, all subsequent gains or additional losses on the sale of these assets are included in discontinued operations.

For the three and nine months ended September 30, 2007, income from discontinued operations included the operating results of three apartment communities, containing 768 units, designated as held for sale during the third quarter of 2007, one apartment community, containing 182 units, through its sale date in March 2007 and one condominium conversion community through its sell out date in February 2007. For the three and nine months ended September 30, 2006, income from discontinued operations included the results of operations of the three apartment communities held for sale at September 30, 2007, the apartment community and condominium conversion community sold in 2007, and three apartment communities sold in 2006 through their sale dates.

The operating revenues and expenses of these communities for the three and nine months ended September 30, 2007 and 2006 were as follows:

	Three months ended		Nine months ended
	September 30,		September 30,
	2007	2006	2007	2006
Revenues
Rental	$2,120	$4,805	$6,691	$16,211
Other property revenues	175	490	525	1,602

Total revenues	2,295	5,295	7,216	17,813

Expenses
Property operating and maintenance (exclusive of items shown separately below)	948	2,223	3,009	7,067
Depreciation	148	698	979	2,866
Interest	392	951	1,172	3,512

Total expenses	1,488	3,872	5,160	13,445

Income from discontinued property operations before minority interest	807	1,423	2,056	4,368
Minority interest	(12)	(23)	(30)	(88)

Income from discontinued property operations	$795	$1,400	$2,026	$4,280

For the nine months ended September 30, 2007, the Company recognized net gains in discontinued operations of $16,974 ($16,714 net of minority interest), from the sale of one apartment community, containing 182 units. This sale generated net proceeds of approximately $23,741 for the nine months ended September 30, 2007. For the three and nine months ended September 30, 2006, the Company recognized net gains in discontinued operations of $28,120 ($27,555 net of minority interest) from the sale of one community, containing 696 units.

For the three and nine months ended September 30, 2007 and 2006, gains on sales of real estate assets included in discontinued operations also included net gains from condominium sales activities at one condominium conversion community that sold out in 2007. A summary of revenues and costs and expenses of condominium activities included in discontinued operations for the three and nine months ended September 30, 2007 and 2006 was as follows:

	Three months ended		Nine months ended
	September 30,		September 30,
	2007	2006	2007	2006
Condominium revenues	$—	$504	$560	$7,022
Condominium costs and expenses	311	(558)	(70)	(6,685)

Gains (losses) on condominium sales, before minority interest	311	(54)	490	337
Minority interest	(4)	2	(7)	(7)

Gains (losses) on condominium sales, net of minority interest	$307	$(52)	$483	$330

(5)	Post Properties, Inc. is structured as an UPREIT, or Umbrella Partnership Real Estate Investment Trust. Post GP Holdings, Inc., a wholly owned subsidiary of the Company, is the sole general partner and, together with Post LP Holdings, Inc., owns the controlling interest in Post Apartment Homes, L.P., the Operating Partnership through which the Company conducts its operations. As of September 30, 2007, there were 44,290 units of the Operating Partnership outstanding, of which 43,681, or 98.6%, were owned by the Company.

Post Properties, Inc.
Calculation of Funds from Operations
and Adjusted Funds From Operations Available
to Common Shareholders and Unitholders
(In thousands, except per share or unit data)
(Unaudited)
A reconciliation of net income available to common shareholders to funds from operations available to common shareholders and unitholders and adjusted funds from operations available to common shareholders and unitholders is provided below.

	Three months ended		Nine months ended
	September 30,		September 30,
	2007	2006	2007	2006
Net income available to common shareholders	$9,140	$33,892	$93,729	$48,858
Minority interest of common unitholders - continuing operations	91	80	1,072	344
Minority interest in discontinued operations (1)	16	584	297	658
Depreciation on consolidated real estate assets (2)	16,306	16,673	49,319	49,930
Depreciation on real estate assets held in unconsolidated entities	322	229	822	679
Gains on sales of real estate assets	(5,372)	(29,678)	(85,031)	(38,480)
Incremental gains (losses) on condominium sales	3,376	(820)	6,540	1,232
Gains on sales of real estate assets — unconsolidated entities	(8)	(174)	(171)	(247)
Incremental gains (losses) on condominium sales - unconsolidated entities (3)	4	47	92	(44)

Funds from operations available to common shareholders and unitholders (A)	$23,875	$20,833	$66,669	$62,930

Funds from operations available to common shareholders and unitholders (A)	$23,875	$20,833	$66,669	$62,930
Annually recurring capital expenditures	(2,735)	(3,229)	(8,815)	(9,143)
Periodically recurring capital expenditures	(1,756)	(2,124)	(5,623)	(4,446)
Non-cash straight-line adjustment for ground lease expenses	314	307	938	926
Non-cash loss on early extinguishment of indebtedness associated with property sales	—	123	—	123
Non-cash income relating to mark-to-market of interest rate swap agreement	—	—	—	(1,655)

Adjusted funds from operations available to common shareholders and unitholders (4) (B)	$19,698	$15,910	$53,169	$48,735

Per Common Share Data — Basic
Funds from operations per share or unit, as defined (A÷C)	$0.54	$0.48	$1.51	$1.45
Adjusted funds from operations per share or unit (4) (B÷C)	$0.45	$0.36	$1.21	$1.12
Dividends declared	$0.45	$0.45	$1.35	$1.35
Weighted average shares outstanding	43,524	43,137	43,452	42,616
Weighted average shares and units outstanding (C)	44,133	43,845	44,087	43,492

Per Common Share Data — Diluted
Funds from operations per share or unit, as defined (A÷D)	$0.53	$0.47	$1.49	$1.42
Adjusted funds from operations per share or unit (4) (B÷D)	$0.44	$0.36	$1.19	$1.10
Dividends declared	$0.45	$0.45	$1.35	$1.35
Weighted average shares outstanding	44,101	43,955	44,166	43,387
Weighted average shares and units outstanding (D)	44,709	44,663	44,801	44,263

(1)	Represents the minority interest in earnings and gains on sales of real estate assets reported as discontinued operations for the periods presented.

(2)	Depreciation on wholly-owned real estate assets is net of the minority interest portion of depreciation in consolidated entities.

(3)	For conversion projects, the Company recognizes incremental gains on condominium sales in FFO, net of provision for income taxes, to the extent that net sales proceeds, less costs of sales, from the sale of condominium units exceeds the greater of their fair value or net book value as of the date the property is acquired by the Company’s taxable REIT subsidiary. For development projects, gains on condominium sales in FFO are equivalent to gains reported under GAAP. See the table entitled “Summary of Condominium Projects” on page 17 for further detail.

(4)	Since the Company does not add back the depreciation of non-real estate assets in its calculation of funds from operations, non-real estate related capital expenditures of $324 and $1,940 for the three months and $1,932 and $2,923 for the nine months ended September 30, 2007 and 2006, respectively, are excluded from the calculation of adjusted funds from operations available to common shareholders and unitholders.

Post Properties, Inc.
Same Store Results
(In thousands, except per share or unit data)
(Unaudited)
Same Store Results
The Company defines fully stabilized or same store communities as those which have reached stabilization prior to the beginning of the previous calendar year, adjusted by communities sold and classified as held for sale, two communities currently under rehabilitation and three communities converted or expected to be converted to joint venture ownership. Same store net operating income is a supplemental non-GAAP financial measure. See Table 1 on page 25 for a reconciliation of same store net operating income to GAAP net income. The operating performance and capital expenditures of the 43 communities containing 16,308 apartment units which were fully stabilized as of January 1, 2006, is summarized as follows:

	Three months ended			Nine months ended
	September 30,			September 30,
	2007	2006	% Change	2007	2006	% Change
Rental and other revenues	$62,262	$59,473	4.7%	$182,717	$174,338	4.8%
Property operating and maintenance expenses (excluding depreciation and amortization)	24,096	22,985	4.8%	70,082	66,928	4.7%

Same store net operating income	$38,166	$36,488	4.6%	$112,635	$107,410	4.9%

Capital expenditures (1)
Annually recurring:
Carpet	$922	$1,134	(18.7)%	$2,362	$2,584	(8.6)%
Other	1,270	1,453	(12.6)%	4,124	4,413	(6.5)%

Total annually recurring	2,192	2,587	(15.3)%	6,486	6,997	(7.3)%
Periodically recurring	1,057	554	90.8%	2,402	1,681	42.9%

Total capital expenditures (A)	$3,249	$3,141	3.4%	$8,888	$8,678	2.4%

Total capital expenditures per unit (A ÷ 16,308 units)	$199	$193	3.4%	$545	$532	2.4%

Average monthly rental rate per unit (2)	$1,253	$1,202	4.2%	$1,240	$1,174	5.6%

(1)	See Table 3 on page 28 for a reconciliation of these segment components of property capital expenditures to total annually recurring capital expenditures and total periodically recurring capital expenditures as presented on the consolidated cash flow statements prepared under GAAP.

(2)	Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units.

Same Store Operating Results by Market –
Comparison of 2007 to 2006
(Increase (decrease) from same period in prior year)

	Three months ended				Nine months ended
	September 30, 2007				September 30, 2007
				Average				Average
				Economic				Economic
Market	Revenues(1)	Expenses(1)	NOI(1)	Occupancy	Revenues(1)	Expenses(1)	NOI(1)	Occupancy
Atlanta	3.5%	6.9%	1.4%	0.5%	4.1%	6.7%	2.5%	0.4%
Dallas	5.5%	(0.8)%	11.0%	2.9%	3.9%	(0.6)%	7.6%	1.0%
Washington, DC	2.4%	0.1%	3.5%	(2.2)%	3.2%	(1.8)%	5.7%	(2.9)%
Tampa	5.4%	15.8%	(1.2)%	0.7%	6.4%	16.4%	0.5%	(2.5)%
Charlotte	5.4%	3.8%	6.1%	(0.4)%	5.8%	4.3%	6.6%	(0.9)%
New York	8.8%	10.5%	8.3%	0.4%	8.9%	4.2%	10.8%	(0.8)%
Houston	9.9%	(1.4)%	20.7%	2.7%	8.0%	0.1%	15.4%	(0.7)%
Orlando	3.8%	4.0%	3.7%	(1.0)%	4.9%	19.1%	(4.8)%	(1.8)%

Total	4.7%	4.8%	4.6%	0.6%	4.8%	4.7%	4.9%	(0.5)%

(1)	See Table 2 on page 26 for a reconciliation of these components of same store net operating income and Table 1 on page 25 for a reconciliation of same store net operating income to GAAP net income.
Same Store Occupancy by Market

			Average Economic		Average Economic
		% of NOI	Occupancy (1)		Occupancy (1)		Physical
		Three months ended	Three months ended		Nine months ended		Occupancy
	Apartment	September 30,	September 30,		September 30,		at September 30,
Market	Units	2007	2007	2006	2007	2006	2007 (2)
Atlanta	6,457	34.4%	95.5%	95.0%	94.7%	94.3%	95.4%
Dallas	3,464	16.8%	95.9%	93.0%	94.6%	93.6%	96.2%
Washington, DC	1,703	15.6%	95.3%	97.5%	94.5%	97.4%	95.1%
Tampa	1,877	11.2%	94.7%	94.0%	94.3%	96.8%	94.1%
Charlotte	1,388	8.7%	95.3%	95.7%	94.6%	95.5%	93.3%
New York	337	7.2%	96.6%	96.2%	95.5%	96.3%	98.2%
Houston	837	4.4%	94.6%	91.9%	93.3%	94.0%	94.4%
Orlando	245	1.6%	93.2%	94.2%	94.5%	96.3%	91.8%

Total	16,308	100.0%	95.4%	94.8%	94.6%	95.1%	95.2%

(1)	The calculation of average economic occupancy does not include a deduction for net concessions and employee discounts. Average economic occupancy, including these amounts, would have been 94.6% and 93.9% for the three months and 93.8% and 94.2% for the nine months ended September 30, 2007 and 2006, respectively. For the three months ended September 30, 2007 and 2006, net concessions were $291 and $363, respectively, and employee discounts were $193 and $198, respectively. For the nine months ended September 30, 2007 and 2006, net concessions were $826 and $1,037, respectively, and employee discounts were $592 and $532, respectively.

(2)	Physical occupancy is defined as the number of units occupied divided by total apartment units, expressed as a percentage.

Same Store Sequential Comparison

	Three months ended
	September 30,	June 30,
	2007	2007	% Change
Rental and other revenues	$62,262	$60,705	2.6%
Property operating and maintenance expenses (excluding depreciation and amortization)	24,096	23,290	3.5%

Same store net operating income (1)	$38,166	$37,415	2.0%

Average economic occupancy	95.4%	94.3%	1.1%

Average monthly rental rate per unit	$1,253	$1,238	1.2%

(1)	See Table 2 on page 26 for a reconciliation of these components of same store net operating income and Table 1 on page 25 for a reconciliation of same store net operating income to GAAP net income.
Sequential Same Store Operating Results by Market –
Comparison of Third Quarter of 2007 to Second Quarter 2007
(Increase (decrease) between periods)

				Average
				Economic
Market	Revenues (1)	Expenses (1)	NOI (1)	Occupancy
Atlanta	2.6%	5.3%	0.8%	1.3%
Dallas	4.2%	4.2%	4.2%	1.5%
Washington, DC	2.5%	5.6%	1.0%	1.2%
Tampa	0.7%	5.0%	(2.2)%	0.9%
Charlotte	2.3%	0.8%	3.1%	0.3%
New York	2.5%	2.0%	2.7%	0.3%
Houston	3.3%	(1.9)%	7.8%	1.2%
Orlando	(1.8)%	(26.3)%	27.2%	(3.0)%

Total	2.6%	3.5%	2.0%	1.1%

(1)	See Table 2 on page 26 for a reconciliation of these components of same store net operating income and Table 1 on page 25 for a reconciliation of same store net operating income to GAAP net income.

Post Properties, Inc.
Consolidated Balance Sheets
(In thousands, except per share or unit data)

	September 30,	December 31,
	2007	2006
	(Unaudited)
Assets
Real estate assets
Land	$275,235	$278,448
Building and improvements	1,859,323	1,821,123
Furniture, fixtures and equipment	203,167	204,318
Construction in progress	81,377	135,428
Land held for future development	186,698	92,800

	2,605,800	2,532,117
Less: accumulated depreciation	(555,440)	(547,477)
For-sale condominiums	44,513	28,295
Assets held for sale, net of accumulated depreciation of $21,744 and $4,035 at September 30, 2007 and December 31, 2006, respectively	45,807	15,645

Total real estate assets	2,140,680	2,028,580
Investments in and advances to unconsolidated real estate entities	22,707	32,794
Cash and cash equivalents	2,643	3,663
Restricted cash	3,595	5,203
Deferred charges, net	10,489	12,400
Other assets	39,210	34,007

Total assets	$2,219,324	$2,116,647

Liabilities and shareholders’ equity
Indebtedness	$1,070,994	$1,033,779
Accounts payable and accrued expenses	90,944	75,403
Dividend and distribution payable	21,840	19,886
Accrued interest payable	12,767	4,885
Security deposits and prepaid rents	8,967	9,915

Total liabilities	1,205,512	1,143,868

Minority interest of common unitholders in Operating Partnership	12,580	14,057
Minority interests in consolidated real estate entities	3,496	2,268

Total minority interests	16,076	16,325

Commitments and contingencies
Shareholders’ equity
Preferred stock, $.01 par value, 20,000 authorized:
8 1/2% Series A Cumulative Redeemable Shares, liquidation preference $50 per share, 900 shares issued and outstanding	9	9
7 5/8% Series B Cumulative Redeemable Shares, liquidation preference $25 per share, 2,000 shares issued and outstanding	20	20
Common stock, $.01 par value, 100,000 authorized:
43,685 and 43,440 shares issued, 43,681 and 43,440 shares outstanding at September 30, 2007 and December 31, 2006, respectively	437	436
Additional paid-in-capital	871,156	869,587
Accumulated earnings	132,373	97,567
Accumulated other comprehensive income (loss)	(3,266)	(3,490)

	1,000,729	964,129

Less common stock in treasury, at cost, 72 and 175 shares at September 30, 2007 and December 31, 2006, respectively	(2,993)	(7,675)

Total shareholders’ equity	997,736	956,454

Total liabilities and shareholders’ equity	$2,219,324	$2,116,647

Post Properties, Inc.
Consolidated Debt Summary
(Dollars in thousands, except per share or unit data)
(Unaudited)
Summary of Outstanding Debt at September 30, 2007

			Weighted Average Rate (1)
		Percentage	Three months ended September 30,
Type of Indebtedness	Balance	of Total	2007	2006
Unsecured fixed rate senior notes	$535,000	50.0%	6.4%	6.4%
Secured conventional fixed rate notes	267,452	25.0%	5.8%	6.3%
Secured tax exempt variable rate notes (2)	9,895	0.8%	4.3%	4.2%
Unsecured lines of credit	258,647	24.2%	5.8%	5.9%

	$1,070,994	100.0%	6.1%	6.3%

		Percentage	Weighted Average Maturity
	Balance	of Total Debt	of Total Debt (3)
Total fixed rate debt	$802,452	74.9%	6.2
Total variable rate debt	268,542	25.1%	3.1

Total debt	$1,070,994	100.0%	5.4

Debt Maturities

			Weighted Average Rate
Aggregate debt maturities by year	Amount		on Debt Maturities (1)
Remainder of 2007	$671		5.9%
2008	5,230		5.9%
2009	76,618		5.5%
2010	447,375	(4)	6.6%
2011	141,831		5.4%
Thereafter	399,269		5.9%

	$1,070,994

Debt Statistics

	Nine months ended
	September 30,
	2007	2006
Interest coverage ratio (5)(6)	2.6x	2.5x
Fixed charge coverage ratio (5)(7)	2.2x	2.2x
Total debt as a % of undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (8)	40.0%	40.1%
Total debt and preferred equity as a % of undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (8)	43.4%	43.7%

(1)	Weighted average rate includes credit enhancements and other fees, where applicable. The weighted average rates for the three months ended September 30, 2006 are based on the debt outstanding for that period.

(2)	The Company has an interest rate cap arrangement that limits the Company’s exposure to increases in the base rate to 5.0%.

(3)	Weighted average maturity of total debt represents number of years to maturity based on the debt maturities schedule above.

(4)	Includes outstanding balances on lines of credit of $258,647 maturing in 2010.

(5)	Calculated for the nine months ended September 30, 2007 and 2006.

(6)	Interest coverage ratio is defined as net income available for debt service divided by interest expense. For purposes of this calculation, net income available for debt service represents income from continuing operations, before preferred or common minority interest, gains on sales of real estate and investment sales, interest expense, depreciation and amortization. Net income available for debt service was also adjusted for the Company’s share of depreciation and interest expense from unconsolidated entities, and interest expense used in the calculation was adjusted to include the Company’s share of interest expense from unconsolidated entities. The calculation of the interest coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to income from continuing operations and interest expense to consolidated interest expense is included in Table 4 on page 29.

(7)	Fixed charge coverage ratio is defined as net income available for debt service divided by interest expense plus dividends to preferred shareholders and distributions to preferred unitholders. For purposes of this calculation, net income available for debt service represents earnings from continuing operations, before preferred or common minority interest, gains on sales of real estate and investment sales, interest expense, depreciation and amortization. Net income available for debt service was also adjusted for the Company’s share of depreciation and interest expense from unconsolidated entities, and interest expense used in the calculation was adjusted to include the Company’s share of interest expense from unconsolidated entities. The calculation of the fixed coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to income from continuing operations and fixed charges to consolidated interest expense plus preferred dividends to shareholders and preferred distributions to unitholders is included in Table 4 on page 29.

(8)	A computation of the debt ratios is included in Table 5 on page 30.

Post Properties, Inc.
Consolidated Debt Summary (cont.)
(Dollars in thousands, except per share or unit data)
(Unaudited)
Financial Debt Covenants — Senior Unsecured Public Notes

As of
Covenant requirement (1)	September 30, 2007
Consolidated Debt to Total Assets cannot exceed 60%	38%
Secured Debt to Total Assets cannot exceed 40%	10%
Total Unencumbered Assets to Unsecured Debt must be at least 1.5/1	2.9x
Consolidated Income Available for Debt Service Charge must be at least 1.5/1	2.6x

(1)	A summary of the public debt covenant calculations and reconciliations of the financial components used in the public debt covenant calculations to the most comparable GAAP financial measures are detailed below.

	As of
	September 30, 2007
Ratio of Consolidated Debt to Total Assets

Consolidated debt, per balance sheet (A)	$1,070,994

Total assets, as defined (B) (Table A)	$2,786,019

Computed ratio (A÷B)	38%

Required ratio (cannot exceed)	60%

Ratio of Secured Debt to Total Assets

Secured conventional fixed and variable rate notes	$267,452
Secured tax exempt variable rate notes	9,895

Total secured debt (C)	$277,347

Computed ratio (C÷B)	10%

Required ratio (cannot exceed)	40%

Ratio of Total Unencumbered Assets to Unsecured Debt

Consolidated debt, per balance sheet (A)	$1,070,994
Total secured debt (C)	(277,347)

Total unsecured debt (D)	$793,647

Total unencumbered assets, as defined (E) (Table A)	$2,330,574

Computed ratio (E÷D)	2.9	x

Required minimum ratio	1.5	x

Ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge

Consolidated Income Available for Debt Service, as defined (F) (Table B)	$142,772

Annual Debt Service Charge, as defined (G) (Table B)	$54,952

Computed ratio (F÷G)	2.6	x

Required minimum ratio	1.5	x

Post Properties, Inc.
Consolidated Debt Summary (cont.)
(Dollars in thousands, except per share or unit data)
(Unaudited)
Table A
Calculation of Total Assets and Total Unencumbered Assets for Public Debt Covenant Computations

As of
September 30, 2007
Total real estate assets	$2,140,680
Add:
Investments in and advances to unconsolidated real estate entities	22,707
Accumulated depreciation	555,440
Accumulated depreciation on assets held for sale	21,744
Other tangible assets	45,448

Total assets for public debt covenant computations	2,786,019
Less:
Encumbered real estate assets	(455,445)

Total unencumbered assets for public debt covenant computations	$2,330,574

Table B
Calculation of Consolidated Income Available for Debt Service and Annual Debt Service Change for Public Covenant
Computations (1)

Nine months ended
September 30, 2007
Consolidated income available for debt service
Net income	$99,457
Add:
Minority interests	1,369

Income before minority interest and provision for income taxes	100,826
Add:
Depreciation	49,910
Depreciation (company share) of assets held in unconsolidated entities	822
Depreciation of discontinued operations	979
Amortization of deferred financing costs	2,469
Interest expense	38,850
Interest expense (company share) of assets held in unconsolidated entities	1,192
Interest expense of discontinued operations	1,172
Less:
Gains on sales of real estate assets, net — continuing operations	(71,506)
Gains on sales of real estate assets — discontinued operations	(17,464)
Gains on sales of real estate assets — unconsolidated entities	(171)

Consolidated income available for debt service	$107,079

Consolidated income available for debt service (annualized)	$142,772

Annual debt service charge
Consolidated interest expense	$38,850
Interest expense (company share) of assets held in unconsolidated entities	1,192
Interest expense of discontinued operations	1,172

Annual debt service charge	$41,214

Annual debt service charge (interest expense annualized)	$54,952

(1)	The actual calculation of these ratios requires the use of annual trailing financial data. These computations reflect annualized 2007 results for comparison and presentation purposes. The computations using annual trailing financial data also reflect compliance with the debt covenants.

Post Properties, Inc.
Summary Of Communities Under Construction
($ in millions)

								Costs			Estimated
							Company	Incurred	Quarter	Quarter of	Quarter of		Estimated	Units
		Number		Company	Estimated		Share of	as of	of Const.	First Units	Stabilized	Units	Quarter	Under	Units
Community	Location	of Units	Retail Sq. Ft.	Ownership	Cost		Est. Cost	09/30/07	Start	Available	Occupancy (1)	Leased (2)	Sell-out	Contract (3)	Closed (2)
								(Company
								Share)
Apartments (7):
Post Alexander™	Atlanta, GA	307	—	100%	$62.8		$62.8	$30.3	2Q 2006	1Q 2008	2Q 2009	—	N/A	N/A	N/A
Post Carlyle Square™	Wash. DC	205	17,000	100%	59.1		59.1	56.6	4Q 2004	4Q 2006	4Q 2007	186	N/A	N/A	N/A
Post Walk® at Citrus Park Village	Tampa, FL	296		100%	41.4		41.4	7.8	4Q 2007	4Q 2008	4Q 2009	—	N/A	N/A	N/A
Post Eastside™	Dallas, TX	435	36,000	100%	54.2		54.2	18.5	4Q 2006	2Q 2008	4Q 2009	—	N/A	N/A	N/A
Post Hyde Park® (expansion)	Tampa, FL	84	—	100%	18.9	(4)	18.9	11.7	4Q 2006	4Q 2007	3Q 2008	7	N/A	N/A	N/A
Post Frisco Bridges™	Dallas, TX	269	29,000	100%	41.3		41.3	5.0	3Q 2007	4Q 2008	2Q 2010	—	N/A	N/A	N/A

Total Apartments		1,596	82,000		$277.7		$277.7	$129.9				193

Condominiums (7):
The Condominiums at Carlyle Square™(5)	Wash. DC	145		90%	$46.2		$41.1	$40.0	4Q 2004	2Q 2007	N/A	N/A	4Q 2008	13	75
Mercer Square™	Dallas, TX	85		100%	18.6		18.6	17.3	2Q 2006	3Q 2007	N/A	N/A	4Q 2008	10	20
The Residences at 3630 Peachtree™ (6)	Atlanta, GA	137		50%	93.4		47.6	8.3	3Q 2007	3Q 2009	N/A	N/A	4Q 2010	—	—

Total Condominiums		367			$158.2		$107.3	$65.6						23	95

(1)	The Company defines stabilized occupancy as the earlier to occur of (i) the attainment of 95% physical occupancy on the first day of any month or (ii) one year after completion of construction.

(2)	As of October 22, 2007.

(3)	As of October 22, 2007, represents the total number of units under contract for sale upon completion and delivery of the units. There can be no assurance that condominium units under contract will close.

(4)	Total estimated construction costs for the Post Hyde Park® expansion include the estimated replacement costs of six apartment units at the Company’s existing Hyde Park community that were demolished to accommodate the expansion.

(5)	This project, consisting of 145 units, is being developed in a majority owned joint venture with a Washington D.C. based developer.

(6)	The amounts reflected for this project represent the condominium portion of a mixed-use development currently being developed in an entity owned with other third-party developers. This condominium portion of the project is co-owned with an Atlanta-based condominium development partner.

(7)	Investments were generally underwritten to achieve targeted yields of approximately 6.00%-6.75% for apartment developments and approximately 20% pre-tax margins on estimated costs for condominium developments. Targeted yields for apartment developments represents the projected unlevered property net operating income (after adjustments for 3% management fee and $300 per unit capital reserves) as a percentage of total estimated construction costs. Targeted pre-tax margins for condominium developments represent projected pre-tax profits from condominium sales activities as a percentage of total estimated construction costs. There can be no assurance that these targets will be achieved.

Post Properties, Inc.
Summary of Future Projects In Pre-Development
The following are future projects for which the Company is currently in pre-development with the intent generally to begin construction by the end of 2008. The estimates and assumptions detailed below, including the timing of construction starts, the approximate number of units, the mix of unit types, approximate retail square footage and approximate total projected development costs, are forward-looking and are subject to risks outlined on page 2 of this supplemental financial data. There can be no assurance that projects in pre-development will commence construction on the projected timeline or at all, that the number of units, square footage or intended use of the product will not change in the future or that development costs will not differ materially from the estimates provided below. The Company assumes no obligation to update this outlook in the future. In certain situations, the Company may initiate a pre-sale program for for-sale condominium projects before it commences construction.

		Estimated Units		Estimated Retail
Project	Metro Area	For Rent	For Sale	Square Feet
Allen Plaza I	Atlanta, GA	464	—	18,000

Post West Austin™	Austin, TX	330	—	—
South Lamar	Austin, TX	280	—	10,000
Four Seasons Residences (1)	Austin, TX	—	168	8,000

Post Midtown Square®	Houston, TX	121	—	12,200

Post Lake® at Baldwin Park	Orlando, FL	286	—	—

Wade I	Raleigh, NC	432	—	80,000 (2)

Post Soho Square™	Tampa, FL	192	—	17,000

Post Carlyle Square™	Washington, D.C.	330	—	6,000
Post Park®	Washington, D.C.	326	70	1,700

		2,761	238	152,900

Approx. Projected Total
Development Costs(3)
For Rent	For Sale
$600	$150

(1)	The Company has commenced the pre-sale marketing of this condominium development.

(2)	The Company currently expects to develop the retail portion of this project in a partnership with a retail developer. The Company’s share of projected development costs is included in total projected development costs.

(3)	The projected project costs of proposed retail component are included in the total projected development costs of the for rent and for sale components, as applicable.

Post Properties, Inc.
Summary Of Communities Under Rehabilitation
(Dollars in thousands, except per square foot)

					Average Monthly Rental		Property NOI	Property NOI
					Rate Per Sq. Ft.(1)		For the Fiscal	For the	Undepreciated	Projected	Number of Units
				Average	Actual	Projected	Year Preceding	Three Months	Book Value	Total	As of September 30, 2007
		Year	Total	Sq. Ft.	Prior to	After	The Start of	Ended	Prior to	Rehabilitation		Out
Project	Location	Completed	Units	Per Unit(1)	Rehabilitation	Rehabilitation	Rehabilitation	September 30, 2007	Rehabilitation	Capital Cost(2)	Completed	of Service
Post Chastain®	Atlanta, GA	1990	558	867	$1.09	$1.29	$3,693	$643	$48,133	$16,200	426	45
Post Worthington™	Dallas, TX	1993	332	819	$1.32	$1.58	$2,384	$673	41,139	12,700	332	—

			890						$89,272	$28,900	758	45

	Rehabilitation Cost Incurred in						Projected
	The Three Months Ended			Rehabilitation Capital Cost Incurred			Remaining
	September 30, 2007			As of September 30, 2007			Rehabilitation		Projected	Projected
	Revenue-	Non-Revenue-	Total	Revenue-	Non-Revenue-	Total	Capital Cost	Quarter of	Quarter of	Quarter of
	Generating	Generating	Capital	Generating	Generating	Capital	To be	Rehabilitation	Rehabilitation	Re-Stabilized
Project	Capital Cost	Capital Cost	Cost	Capital Cost	Capital Cost	Cost	Incurred	Start	Completion	Occupancy
Post Chastain®	$2,982	$—	$2,982	$11,598	$457	$12,055	$4,145	2Q 2006	2Q 2008	4Q 2008
Post Worthington™	458	363	821	9,688	2,745	12,433	267	1Q 2006	3Q 2007	4Q 2007

	$3,440	$363	$3,803	$21,286	$3,202	$24,488	$4,412

(1)	Average square footage information is based on approximate amounts and individual unit sizes may vary. There can be no assurance that the projected average monthly rental rates after the rehabilitation will be achieved.

(2)	Includes approximately $3,500 of projected non-revenue generating capital costs.

Post Properties, Inc.
Summary Of Condominium Projects
(Dollars in thousands)

					# of Rental Units	Average		Transfer	Book Value	Units (4)
		Year	Sale	Total	Occupied as of	Unit	Project Transfer	Price/Est. Cost	as of			Under	Available
Project	Location	Completed	Start Date	Units	09/30/2007	Sq. Ft. (1)	Price/Est. Cost (2)	Per Unit	09/30/2007 (3)	Total	Closed	Contract	for Sale
Condominium Conversion Projects
588TM	Dallas, TX	2000	Q1 2005	127	—	1,470	$20,274	$160	$—	127	127	—	—
The Peachtree ResidencesTM (5)	Atlanta, GA	2001	Q2 2005	121	—	1,340	30,190	250	—	121	121	—	—
Harbour Place City Homes™	Tampa, FL	1999	Q2 2006	206	—	1,036	37,000	180	5,071	206	150	2	54
RISETM	Houston, TX	2000	Q2 2006	143	48	1,407	26,250	184	13,041	143	66	5	72
Condominium Development Projects
The Condominiums at Carlyle Square™	Washington, DC	2007	2Q2007	145	N/A	855	46,200	319	18,421	145	75	13	57

Mercer Square™	Dallas, TX	2007	3Q2007	85	N/A	1,094	18,600	218	13,260	85	20	10	55

				827					$49,793	827	559	30	238

Financial Summary – Aggregate Condominium Activity

	Three months ended			Three months ended			Nine months ended			Nine months ended			Cumulative through
	September 30, 2007			September 30, 2006			September 30, 2007			September 30, 2006			September 30, 2007
			FFO			FFO			FFO			FFO			FFO
			Incremental			Incremental			Incremental			Incremental			Incremental
	Units	Gross	Gain on	Units	Gross	Gain on	Units	Gross	Gain on	Units	Gross	Gain on	Units	Gross	Gain on
Project	Closed	Revenues	Sale (6)(7)	Closed	Revenues	Sale (6)(7)	Closed	Revenues	Sale (6)(7)	Closed	Revenues	Sale (6)(7)	Closed	Revenues	Sale (6)
Condominium Conversion Projects
588TM	—	$—	$—	2	$504	$(54)	1	$560	$179	22	$7,022	$337	127	$34,557	$3,632
The Peachtree ResidencesTM (5)	1	260	4	22	7,289	47	12	4,592	92	51	16,513	(44)	121	41,547	546
Harbour Place City Homes™	16	3,694	(829)	15	4,058	(704)	51	12,081	(1,390)	83	21,028	1,319	148	36,853	284
RISETM	11	3,048	(652)	10	2,649	(24)	31	8,457	(375)	17	4,142	(97)	66	16,977	(234)
Condominium Development Projects
The Condominiums at Carlyle Square™	39	18,628	3,926	—	—	—	74	35,923	6,901	—	—	—	74	35,995	5,995
Mercer Square™	17	5,131	420	—	—	—	17	5,131	188	—	—	—	17	5,131	120

	84	30,761	2,869	49	14,500	(735)	186	66,744	5,595	173	48,705	1,515	553	171,060	10,343
Other	—	—	28	—	71	(38)	—	—	(147)	—	71	(327)	—	—	(237)

Total	84	$30,761	$2,897	49	$14,571	$(773)	186	$66,744	$5,448	173	$48,776	$1,188	553	$171,060	$10,106

(1)	Average square footage information is based on approximate amounts and individual unit sizes may vary.

(2)	Transfer price for purposes of computing incremental gains on condominium sales included in FFO at conversion projects reflects the greater of (1) the estimated fair value on the date the project was acquired by the Company’s taxable REIT subsidiary (as supported by independently-prepared, third-party appraisals) or (2) its net book value at that time.

(3)	Including the Company’s share of total estimated construction costs of ground-up condominiums being developed and not yet in active sales (see page 14) of approximately $47.6 million and book value of unsold condominiums above, committed capital to the condominium business at September 30, 2007 totaled approximately $99.8 million.

(4)	Unit status is as of October 22, 2007. There can be no assurance that condominium units under contract will close.

(5)	The Peachtree ResidencesTM is owned in an unconsolidated entity, where the Company’s equity ownership is 35%. Amounts shown, except for incremental gains on condominium sales included in FFO represents gross amounts at the unconsolidated entity level.

(6)	For conversion projects, the Company recognizes incremental gains on condominium sales in FFO, net of provision for income taxes, to the extent that net sales proceeds, less costs of sales, from the sale of condominium units exceed the “transfer price” as described in note 2 above. For development projects, gains on condominium sales in FFO are equivalent to gains reported under GAAP.

(7)	For co-investment projects, amounts are net of minority interests of $483 and $1,184 for the three and nine months ended September 30, 2007, respectively. Excludes the impact of income tax expense attributable to gains on condominium sales, as applicable. There was no income tax provision for the three and nine months ended September 30, 2007 and 2006.

Post Properties, Inc.
Community Acquisition and Disposition Summary

				Gross Amount	Gross
Property Name/Period	Location	Units	Year Built	Per Unit	Amount
Acquisitions
Q1 2006
Post Barton Creek™	Austin, TX	160	1998	$166,875	$26,700,000
Post Park Mesa™	Austin, TX	148	1992	$132,095	19,550,000
Q3 2006
Post Fallsgrove	Washington D.C. Area	361	2003	$227,465	82,115,000	(1)
Q4 2006
Post Bay at Rocky Point™	Tampa, FL	150	1997	$155,000	23,250,000
2006 YTD Total					$151,615,000

Average Cap Rate – Acquisitions – 2006					4.6	%(2)

Q3 2007
Post Lake® at Baldwin Park	Orlando, FL	350	2004 - 2007	$211,429	$74,000,000
2007 YTD Total					$74,000,000

Average Cap Rate – Acquisitions – 2007					4.5	%(2)

Dispositions
Q3 2006
Post Uptown Square™	Denver, CO	696	1999-2001	$169,540	$118,000,000
Q4 2006
Post Summit®	Atlanta, GA	148	1990	$107,365	15,890,000
Post Valley®	Atlanta, GA	496	1988	$82,379	40,860,000

2006 YTD Total					$174,750,000

Average Cap Rate – Dispositions – 2006					4.7	%(3)

Q1 2007
Post Oak™	Atlanta, GA	182	1993	$131,868	$24,000,000
Q2 2007
Post Collier Hills®	Atlanta, GA	396	1997	$140,327	41,677,000	(4)
Post Crest®	Atlanta, GA	410	1996	$158,125	48,623,000	(4)

2007 YTD Total					$114,300,000

Average Cap Rate – Dispositions – 2007					4.8	%(3)

(1)	The Company may be required to pay additional purchase consideration of up to $6.6 million based on a share of the appreciation in the value of the community, if any, over the next four years.

(2)	Based on projected first twelve-month net operating income upon achievement of stabilized operations (as it relates to Post Bay at Rocky Point™ and the second phase of Post Lake® at Baldwin Park which are in lease-up) and after adjustment for management fee (3.0%) and capital reserves ($300/unit). Also assumes that the Company will initially spend up to $9.9 million (Post Barton Creek™/Park Mesa™ - $1.2 million, Post Fallsgrove — $3.3 million, Post Bay at Rocky Point™ — $2.5 million, Post Lake® at Baldwin Park — $2.9 million) relating to closing costs and other amounts it plans to spend to improve these communities.

(3)	Based on trailing twelve-month net operating income after adjustments for management fee (3.0%) and capital reserves ($300/unit).

(4)	The Company transferred these communities to a newly formed unconsolidated entity, in which the Company retained a 25% interest. These amounts reflect the portion of the gross transfer price effectively acquired by the institutional investor.

Post Properties, Inc.
Capitalized Costs Summary
(Dollars in thousands, except per share or unit data)
(Unaudited)
The Company has a policy of capitalizing those expenditures relating to the acquisition of new assets and the development, construction and rehabilitation of apartment and condominium communities. In addition, the Company capitalizes expenditures that enhance the value of existing assets and expenditures that substantially extend the life of existing assets. All other expenditures necessary to maintain a community in ordinary operating condition are expensed as incurred. Additionally, for new development communities, carpet, vinyl and blind replacements are expensed as incurred during the first five years (which corresponds to the estimated depreciable life of these assets) after construction completion. Thereafter, these replacements are capitalized. Further, the Company expenses as incurred the interior and exterior painting of operating communities, unless those communities are under major rehabilitation.
The Company capitalizes interest, real estate taxes, and certain internal personnel and associated costs related to apartment and condominium communities under development, construction, and major rehabilitation. The internal personnel and associated costs are capitalized to the projects under development based upon the effort identifiable with such projects. The Company treats each unit in an apartment and condominium community separately for cost accumulation, capitalization and expense recognition purposes. Prior to the commencement of leasing and sales activities, interest and other construction costs are capitalized and are reflected on the balance sheet as construction in progress. The Company ceases the capitalization of such costs as the residential units in a community become substantially complete and available for occupancy. This results in a proration of these costs between amounts that are capitalized and expensed as the residential units in a development community become available for occupancy. In addition, prior to the completion of units, the Company expenses as incurred substantially all operating expenses (including pre-opening marketing and property management and leasing personnel expenses) of such communities.
A summary of community acquisition and development improvements and other capitalized expenditures for the three and nine months ended September 30, 2007 and 2006 is detailed below.

	Three months ended		Nine months ended
	September 30,		September 30,
	2007	2006	2007	2006
Development and acquisition expenditures (1)	$175,613	$93,973	$241,508	$238,509
Periodically recurring capital expenditures
Community rehabilitation and other revenue generating improvements (2)	3,440	3,653	10,646	6,490
Other community additions and improvements (3)	1,756	2,124	5,623	4,446
Annually recurring capital expenditures
Carpet replacements and other community additions and improvements (4)	2,735	3,229	8,815	9,143
Corporate additions and improvements	324	1,940	1,932	2,923

	$183,868	$104,919	$268,524	$261,511

Other Data
Capitalized interest	$2,864	$2,923	$8,659	$7,061

Capitalized development and associated costs (5)	$1,264	$612	$2,749	$1,366

(1)	Reflects aggregate community acquisition and development costs, exclusive of the change in construction payables and assumed debt, if any, between years.

(2)	Represents expenditures for community rehabilitations and other unit upgrade costs that enhance the rental value of such units (see page 16).

(3)	Represents community improvement expenditures (e.g. property upgrades) that generally occur less frequently than on an annual basis.

(4)	Represents community improvement expenditures (e.g. carpets, appliances) of a type that are expected to be incurred on an annual basis.

(5)	Reflects internal personnel and associated costs capitalized to construction and development activities.

Post Properties, Inc.
Investments in Unconsolidated Real Estate Entities
(Dollars in thousands, except per share or unit data)
(Unaudited)
Apartments and Condominium Conversion/Development Communities
The Company holds investments in five limited liability companies (the “Property LLCs”) with institutional investors and accounts for its investments in these Property LLCs using the equity method of accounting. A summary of non-financial and financial information for the Property LLCs is as follows:
Non-Financial Data

		Property		Ownership
Joint Venture Property	Location	Type	# of Units	Interest
Post Collier Hills® (1)	Atlanta, GA	Apartments	396	25%
Post Crest® (1)	Atlanta, GA	Apartments	410	25%
Post Biltmore™	Atlanta, GA	Apartments	276	35%
Post Massachusetts Avenue™	Washington, D.C.	Apartments	396	35%
The Peachtree Residences™	Atlanta, GA	Condominiums	121	35%
The Residences at 3630 Peachtree™ (2)	Atlanta, GA	Condominiums	137	50%
Financial Data

	As of						Three months ended		Nine months ended
	September 30, 2007						September 30, 2007		September 30, 2007
	Gross Investment	Mortgage/Construction		Entity	Company’s Equity		Entity	Company’s	Entity	Company’s
Joint Venture Property	in Real Estate (7)	Notes Payable		Equity	Investment		NOI	Equity in Earnings	NOI	Equity in Earnings
Post Collier Hills® (1)	$54,986	$39,565	(3)	$15,964	$(3,804	) (1)	$651	$(10)	$1,081	$9
Post Crest® (1)	64,200	46,159	(3)	18,506	(6,148	) (1)	765	(7)	1,164	(4)
Post Biltmore™	36,126	17,000	(4)	14,715	7,072		656	109	1,932	305
Post Massachusetts Avenue™	68,894	49,997	(5)	11,335	7,343		1,472	300	4,242	712
The Peachtree Residences™	—	—		91	40		—	10	—	194
The Residences at 3630 Peachtree™ (2)	45,535	8,554	(6)	34,340	8,252		—	—	—	—

Total	$269,741	$161,275		$94,951	$12,755		$3,544	$402	$8,419	$1,216

(1)	In May 2007, the Company’s investment in the 25% owned Property LLC resulted from the May 2007 transfer of two previously owned apartment communities to the Property LLC co-owned with an institutional investor. The assets, liabilities and members’ equity of the Property LLC were recorded at fair value based on agreed-upon amounts contributed to the venture. The credit investments in the Company’s 25% owned Property LLC resulted from financing proceeds distributed in excess of the Company’s historical cost-basis investment. These credit investments are reflected in consolidated liabilities on the Company’s consolidated balance sheet.

(2)	This project commenced construction during the third quarter of 2007 and is expected to be completed in 2009. The development will consist of for-sale condominiums and class A office space. The Company only holds a 50% equity interest in the for-sale condominium portion of the project. Consequently, the Company’s share of gross real estate assets and mortgage/construction notes payable was $11,708 and $2,767, respectively. See page 14 for information regarding the for-sale condominium portion of the project.

(3)	These notes bear interest at a fixed rate of 5.63% and mature in 2017.

(4)	This note bears interest at a fixed rate of 4.04% and matures in 2008.

(5)	This note bears interest at a fixed rate of 4.13% and requires monthly interest payments of $1 through 2009. Thereafter, the note requires monthly principal and interest payments based on a 25-year amortization schedule and matures in April 2034. The note is callable by the lender in May 2009 and on each successive fifth year anniversary of the note thereafter. The note is prepayable without penalty in May 2008.

(6)	At September 30, 2007, $8,554 was outstanding under a $187,128 construction loan facility bearing interest at a variable rate of LIBOR plus 1.35%.

(7)	Represents GAAP basis net book value plus accumulated depreciation.

Post Properties, Inc.
Net Asset Value Supplemental Information
(Dollars in thousands, except per share or unit data)
(Unaudited)
This supplemental financial and other data provides adjustments to certain GAAP financial measures and Net Operating Income (“NOI”), which is a supplemental non-GAAP financial measure that the Company uses internally to calculate Net Asset Value (“NAV”). These measures, as adjusted, are also non-GAAP financial measures. With the exception of NOI, the most comparable GAAP measure for each of the non-GAAP measures presented below in the “As Adjusted” column is the corresponding number presented in the first column listed below.
The Company presents below NOI for the quarter ended September 30, 2007 for properties stabilized by July 1, 2007 so that a capitalization rate may be applied and an approximate value for the assets determined. Properties not stabilized by January 1, 2007 are presented at full undepreciated cost. Other tangible assets, total liabilities and the liquidation value of preferred shares are also presented.
Financial Data
(In thousands)

	Three months ended			As
Income Statement Data	September 30, 2007	Adjustments		Adjusted
Rental revenues	$73,595	$(4,008	)(1)	$69,587
Other property revenues	4,245	(118	)(1)	4,127

Total rental and other revenues (A)	77,840	(4,126)		73,714
Property operating & maintenance expenses (excluding depreciation and amortization) (B)	35,714	(7,392	)(1)	28,322

Property net operating income (Table 1) (A-B)	$42,126	$3,266		$45,392

Assumed property management fee (calculated at 3% of revenues) (A x 3%)				(2,211)
Assumed property capital expenditure reserve ($300 per unit per year based on 18,530 units)				(1,390)

Adjusted property net operating income				$41,791

Annualized property net operating income (C)				$167,164

Apartment units represented	22,478	(3,948	)(1)	18,530

	As of			As
Other Asset Data	September 30, 2007	Adjustments		Adjusted
Cash & equivalents	$2,643			$2,643
Real estate assets under construction, lease-up or rehabilitation, at cost (2)	81,377	194,823	(2)	276,200
Land held for future development	186,698			186,698
For-sale condominiums and assets held for sale (3)	90,320	(38,717	)(3)	51,603
Investments in and advances to unconsolidated real estate entities (4)	22,707	(10,999	)(4)	11,708
Restricted cash and other assets	42,805			42,805
Cash & other assets of unconsolidated real estate entities (5)	5,629	(4,087	)(5)	1,542

Total (D)	$432,179	$141,020		$573,199

Other Liability Data
Tax-exempt debt	$9,895			$9,895
Other notes payable	1,061,099			1,061,099
Other liabilities (6)	138,014	(22,192	)(6)	115,822
Total liabilities of unconsolidated real estate entities (7)	166,578	(116,744	)(7)	49,834

Total (E)	$1,375,586	$(138,936)		$1,236,650

Other Data

	As of September 30, 2007
	# Shares/Units	Stock Price	Implied Value
Liquidation value of preferred shares (F)			$95,000

Common shares outstanding	43,681
Common units outstanding	609

Total (G)	44,290	$38.70	$1,714,023

Implied market value of Company gross real estate assets (H) = (E+F+G-D)			$2,472,474

Implied Portfolio Capitalization Rate (C÷H)			6.8%

(1)	The following table summarizes the adjustments made to the components of property net operating income for the three months ended September 30, 2007 to adjust property net operating income to the Company’s share for fully stabilized communities:

	Rental Revenue	Other Revenue	Expenses	Units
Under construction lease-up, or rehabilitation	$(4,171)	$(245)	$(2,253)	(2,639)
Corporate property management expenses	—	—	(3,587)	—
Company share of unconsolidated entities	1,666	114	681	(959)
Acquired communities (in current quarter)	(801)	(29)	(357)	(350)
Held for sale operating properties	2,121	175	948	—
Corporate apartments and other	(2,823)	(133)	(2,824)	—

	$(4,008)	$(118)	$(7,392)	(3,948)

(2)	The “As Adjusted” amount represents CIP balance per the Company’s balance sheet plus the costs of properties under construction and lease-up that have been transferred to operating real estate assets as apartment units are completed, plus the gross book value for communities under rehabilitation during the third quarter of 2007.

(3)	The adjustment reflects a reduction for the depreciated book value of three apartment communities held for sale and included in discontinued operations at September 30, 2007, as the net property operating income of these communities has been included in adjusted property net operating income reflected above (see note 1).

(4)	The adjustment reflects a reduction for the investments in unconsolidated entities for entities with operating real estate assets as the Company’s net operating income of such investments is included in the adjusted net operating income reflected above, plus an adjustment to increase the Company’s investment in The Residences at 3630 Peachtree™ to the Company’s proportionate share of the real estate assets of such entity. The “As Adjusted” amount represents the Company’s share of the total assets of The Residences at 3630 Peachtree™.

(5)	The “As of September 30, 2007” amount represents cash and other assets of unconsolidated apartment and condominium conversion entities. The adjustment includes a reduction for the venture partners’ respective share of cash and other assets of the Company’s unconsolidated apartment and condominium conversion entities. The “As Adjusted” amount represents the Company’s respective share of the cash and other assets of unconsolidated apartment and condominium conversion entities.

(6)	The “As of September 30, 2007” amount consists of the sum of accrued interest payable, dividends and distributions payable, accounts payable and accrued expenses, security deposits and prepaid rents and minority interests in consolidated real estate entities as reflected on the Company’s balance sheet. The adjustment represents a reduction for the non-cash liability associated with straight-line, long-term ground lease expense of $12,240 and for credit investment balances of the Company’s investment in two unconsolidated entities of $9,952.

(7)	The “As of September 30, 2007” amount represents total liabilities of unconsolidated apartment and condominium conversion entities. The adjustment represents a reduction for the venture partner’s respective share of liabilities of unconsolidated apartment entities. The “As Adjusted” amount represents the Company’s respective share of liabilities of unconsolidated apartment and condominium conversion entities.

Post Properties, Inc.
Non-GAAP Financial Measures and Other Defined Terms
(Dollars in thousands, except per share or unit data)
(Unaudited)
Definitions of Supplemental Non-GAAP Financial Measures and Other Defined Terms
The Company uses certain non-GAAP financial measures and other defined terms in this accompanying Supplemental Financial Data. These non-GAAP financial measures include FFO, AFFO, net operating income, same store capital expenditures and certain debt statistics and ratios. The definitions of these non-GAAP financial measures are summarized below. The Company believes that these measures are helpful to investors in measuring financial performance and/or liquidity and comparing such performance and/or liquidity to other REITs.
Funds from Operations — The Company uses FFO as an operating measure. The Company uses the NAREIT definition of FFO. FFO is defined by NAREIT to mean net income (loss) available to common shareholders determined in accordance with GAAP, excluding gains (losses) from extraordinary items and sales of depreciable operating property, plus depreciation and amortization of real estate assets, and after adjustment for unconsolidated partnerships and joint ventures all determined on a consistent basis in accordance with GAAP. FFO presented in the Company’s press release and Supplemental Financial Data is not necessarily comparable to FFO presented by other real estate companies because not all real estate companies use the same definition. The Company’s FFO is comparable to the FFO of real estate companies that use the current NAREIT definition.
Accounting for real estate assets using historical cost accounting under GAAP assumes that the value of real estate assets diminishes predictably over time. NAREIT stated in its April 2002 White Paper on Funds from Operations that “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” As a result, the concept of FFO was created by NAREIT for the REIT industry to provide an alternate measure. Since the Company agrees with the concept of FFO and appreciates the reasons surrounding its creation, the Company believes that FFO is an important supplemental measure of operating performance. In addition, since most equity REITs provide FFO information to the investment community, the Company believes that FFO is a useful supplemental measure for comparing the Company’s results to those of other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income (loss) available to common shareholders” is the most directly comparable GAAP measure to FFO.
Adjusted Funds From Operations — The Company also uses adjusted funds from operations (“AFFO”) as an operating measure. AFFO is defined as FFO less operating capital expenditures after adjusting for the non-cash impact of straight-line long-term ground lease expense and other income related to mark-to-market of an interest rate swap arrangement. The Company believes that AFFO is an important supplemental measure of operating performance for an equity REIT because it provides investors with an indication of the REIT’s ability to fund operating capital expenditures through earnings. In addition, since most equity REITs provide AFFO information to the investment community, the Company believes that AFFO is a useful supplemental measure for comparing the Company to other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income (loss) available to common shareholders” is the most directly comparable GAAP measure to AFFO. Prior period amounts have been conformed to the current period presentation.
Property Net Operating Income — The Company uses property NOI, including same store NOI and same store NOI by market, as an operating measure. NOI is defined as rental and other revenues from real estate operations less total property and maintenance expenses from real estate operations (exclusive of depreciation and amortization). The Company believes that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses generally incurred at the corporate level. This measure is particularly useful, in the opinion of the Company, in evaluating the performance of geographic operations, same store groupings and individual properties. Additionally, the Company believes that NOI, as defined, is a widely accepted measure of comparative operating performance in the real estate investment community. The Company believes that the line on its consolidated statement of operations entitled “net income” is the most directly comparable GAAP measure to NOI.

Same Store Capital Expenditures — The Company uses same store annually recurring and periodically recurring capital expenditures as cash flow measures. Same store annually recurring and periodically recurring capital expenditures are supplemental non-GAAP financial measures. The Company believes that same store annually recurring and periodically recurring capital expenditures are important indicators of the costs incurred by the Company in maintaining its same store communities on an ongoing basis. The corresponding GAAP measures include information with respect to the Company’s other operating segments consisting of communities stabilized in the prior year, lease-up communities, rehabilitation communities, sold properties and commercial properties in addition to same store information. Therefore, the Company believes that the Company’s presentation of same store annually recurring and periodically recurring capital expenditures is necessary to demonstrate same store replacement costs over time. The Company believes that the most directly comparable GAAP measure to same store annually recurring and periodically recurring capital expenditures are the lines on the Company’s consolidated statements of cash flows entitled “annually recurring capital expenditures” and “periodically recurring capital expenditures.”
Debt Statistics and Debt Ratios — The Company uses a number of debt statistics and ratios as supplemental measures of liquidity. The numerator and/or the denominator of certain of these statistics and/or ratios include non-GAAP financial measures that have been reconciled to the most directly comparable GAAP financial measure. These debt statistics and ratios include: (1) an interest coverage ratio; (2) a fixed charge coverage ratio; (3) total debt as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (4) total debt plus preferred equity as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (5) a ratio of consolidated debt to total assets; (6) a ratio of secured debt to total assets; (7) a ratio of total unencumbered assets to unsecured debt; and (8) a ratio of consolidated income available to debt service to annual debt service charge. A number of these debt statistics and ratios are derived from covenants found in the Company’s debt agreements, including, among others, the Company’s senior unsecured notes. In addition, the Company presents these measures because the degree of leverage could affect the Company’s ability to obtain additional financing for working capital, capital expenditures, acquisitions, development or other general corporate purposes. The Company uses these measures internally as an indicator of liquidity and the Company believes that these measures are also utilized by the investment and analyst communities to better understand the Company’s liquidity.
Average Economic Occupancy — The Company uses average economic occupancy as a statistical measure of operating performance. The Company defines average economic occupancy as gross potential rent less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage.

Reconciliations of Supplemental Non-GAAP Financial Measures
Table 1
Reconciliation of Same Store Net Operating Income (NOI) to GAAP Net Income
(Dollars in thousands)
(Unaudited)

	Three months ended			Nine months ended
	September 30,	September 30,	June 30,	September 30,	September 30,
	2007	2006	2007	2007	2006
Total same store NOI	$38,166	$36,488	$37,415	$112,635	$107,410
Property NOI from other operating segments	3,960	3,347	2,802	9,990	9,324

Consolidated property NOI	42,126	39,835	40,217	122,625	116,734

Add (subtract):
Interest income	189	400	213	652	982
Other revenues	171	49	128	416	200
Minority interest in consolidated property partnerships	(585)	(85)	(811)	(1,416)	(177)
Depreciation	(16,638)	(16,554)	(16,643)	(49,910)	(48,874)
Interest expense	(12,831)	(13,465)	(12,848)	(38,850)	(39,732)
Amortization of deferred financing costs	(828)	(882)	(829)	(2,469)	(2,651)
General and administrative	(4,761)	(4,406)	(5,959)	(16,168)	(13,464)
Investment and development	(2,006)	(1,332)	(1,933)	(5,512)	(4,500)
Gains on sales of real estate assets, net	5,061	2,114	62,716	71,506	10,525
Equity in income of unconsolidated real estate entities	402	527	310	1,216	1,251
Other income (expense)	(262)	898	(261)	(784)	2,592
Minority interest of common unitholders	(91)	(80)	(903)	(1,072)	(344)

Income from continuing operations	9,947	7,019	63,397	80,234	22,542
Income from discontinued operations	1,102	28,782	540	19,223	32,044

Net income	$11,049	$35,801	$63,937	$99,457	$54,586

Table 2
Same Store Net Operating Income (NOI) Summary by Market
(Dollars in thousands)

	Three Months Ended			Q3 ‘07	Q3 ‘07	Q3 ‘07
	September 30,	September 30,	June 30,	vs. Q3 ‘06	vs. Q2 ‘07	% Same
	2007	2006	2007	% Change	% Change	Store NOI
Rental and other revenues
Atlanta	$21,997	$21,247	$21,446	3.5%	2.6%
Dallas	11,393	10,801	10,933	5.5%	4.2%
Washington, D.C.	8,799	8,591	8,588	2.4%	2.5%
Tampa	7,395	7,019	7,342	5.4%	0.7%
Charlotte	4,909	4,659	4,797	5.4%	2.3%
New York	3,729	3,426	3,637	8.8%	2.5%
Houston	3,007	2,735	2,910	9.9%	3.3%
Orlando	1,033	995	1,052	3.8%	(1.8)%

Total rental and other revenues	62,262	59,473	60,705	4.7%	2.6%

Property operating and maintenance expenses (exclusive of depreciation and amortization)
Atlanta	8,862	8,287	8,412	6.9%	5.3%
Dallas	4,980	5,022	4,779	(0.8)%	4.2%
Washington, D.C.	2,845	2,841	2,693	0.1%	5.6%
Tampa	3,116	2,690	2,968	15.8%	5.0%
Charlotte	1,597	1,538	1,585	3.8%	0.8%
New York	966	874	947	10.5%	2.0%
Houston	1,309	1,328	1,335	(1.4)%	(1.9)%
Orlando	421	405	571	4.0%	(26.3)%

Total	24,096	22,985	23,290	4.8%	3.5%

Net operating income
Atlanta	13,135	12,960	13,034	1.4%	0.8%	34.4%
Dallas	6,413	5,779	6,154	11.0%	4.2%	16.8%
Washington, D.C.	5,954	5,750	5,895	3.5%	1.0%	15.6%
Tampa	4,279	4,329	4,374	(1.2)%	(2.2)%	11.2%
Charlotte	3,312	3,121	3,212	6.1%	3.1%	8.7%
New York	2,763	2,552	2,690	8.3%	2.7%	7.2%
Houston	1,698	1,407	1,575	20.7%	7.8%	4.4%
Orlando	612	590	481	3.7%	27.2%	1.6%

Total same store NOI	$38,166	$36,488	$37,415	4.6%	2.0%	100.0%

Table 2 (con’t)
Same Store Net Operating Income (NOI) Summary by Market
(Dollars in thousands)

	Nine months ended
	September 30,	September 30,
	2007	2006	% Change
Rental and other revenues
Atlanta	$64,604	$62,066	4.1%
Dallas	33,053	31,812	3.9%
Washington, D.C.	25,880	25,078	3.2%
Tampa	22,063	20,732	6.4%
Charlotte	14,366	13,577	5.8%
New York	10,888	10,000	8.9%
Houston	8,745	8,100	8.0%
Orlando	3,118	2,973	4.9%

Total rental and other revenues	182,717	174,338	4.8%

Property operating and maintenance expenses (exclusive of depreciation and amortization)
Atlanta	25,288	23,711	6.7%
Dallas	14,338	14,424	(0.6)%
Washington, D.C.	8,259	8,414	(1.8)%
Tampa	9,013	7,745	16.4%
Charlotte	4,811	4,613	4.3%
New York	3,011	2,891	4.2%
Houston	3,929	3,927	0.1%
Orlando	1,433	1,203	19.1%

Total	70,082	66,928	4.7%

Net operating income
Atlanta	39,316	38,355	2.5%
Dallas	18,715	17,388	7.6%
Washington, D.C.	17,621	16,664	5.7%
Tampa	13,050	12,987	0.5%
Charlotte	9,555	8,964	6.6%
New York	7,877	7,109	10.8%
Houston	4,816	4,173	15.4%
Orlando	1,685	1,770	(4.8)%

Total same store NOI	$112,635	$107,410	4.9%

Table 3
Reconciliation of Segment Cash Flow Data to Statements of Cash Flows
(Dollars in thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2007	2006	2007	2006
Annually recurring capital expenditures by operating segment
Same store	$2,192	$2,587	$6,486	$6,997
Development, rehabilitation and lease-up	145	21	657	374
Condominium conversion and other	54	154	672	466
Acquired	133	103	341	153
Other segments	211	364	659	1,153

Total annually recurring capital expenditures per statements of cash flows	$2,735	$3,229	$8,815	$9,143

Periodically recurring capital expenditures by operating segment
Same store	$1,057	$554	$2,402	$1,681
Development, rehabilitation and lease-up	365	212	2,535	424
Condominium conversion and other	193	5	418	125
Acquired	6	3	10	4
Other segments	135	1,350	258	2,212

Total periodically recurring capital expenditures per statements of cash flows	$1,756	$2,124	$5,623	$4,446

Table 4
Computation of Interest and Fixed Charge Coverage Ratios
(Dollars in thousands)

	Nine months ended
	September 30,
	2007	2006
Income from continuing operations	$80,234	$22,542

Minority interest of common unitholders	1,072	344
Other income	—	(2,592)
Gains on sales of real estate assets, net	(71,506)	(10,525)
Gains on sales of real estate assets — unconsolidated entities	(171)	(247)
Depreciation expense	49,910	48,874
Depreciation (company share) of assets held in unconsolidated entities	822	679
Interest expense	38,850	39,732
Interest expense (company share) of assets held in unconsolidated entities	1,192	745
Amortization of deferred financing costs	2,469	2,651

Income available for debt service (A)	$102,872	$102,203

Interest expense	$38,850	$39,732
Interest expense (company share) of assets held in unconsolidated entities	1,192	745

Interest expense for purposes of computation (B)	40,042	40,477
Dividends and distributions to preferred shareholders and unitholders	5,728	5,728

Fixed charges for purposes of computation (C)	$45,770	$46,205

Interest coverage ratio (A÷B)	2.6x	2.5x

Fixed charge coverage ratio (A÷C)	2.2x	2.2x

Table 5
Computation of Debt Ratios
(Dollars in thousands)

	As of September 30,
	2007	2006
Total real estate assets per balance sheet	$2,140,680	$1,998,044
Plus:
Company share of real estate assets held in unconsolidated entities	73,515	42,442
Company share of accumulated depreciation — assets held in unconsolidated entities	4,747	3,601
Accumulated depreciation per balance sheet	555,440	530,090
Accumulated depreciation on assets held for sale	21,744	19,004

Total undepreciated real estate assets (A)	$2,796,126	$2,593,181

Total debt per balance sheet	$1,070,994	$1,024,440
Plus:
Company share of third party debt held in unconsolidated entities	47,647	23,449
Less:
Joint venture partners’ share of mortgage debt of the company	—	(8,550)

Total debt (adjusted for joint venture partners’ share of debt) (B)	$1,118,641	$1,039,339

Total debt as a % of undepreciated real estate assets (adjusted for joint venture partners’ share of debt (B÷A)	40.0%	40.1%

Total debt per balance sheet	$1,070,994	$1,024,440
Plus:
Company share of third party debt held in unconsolidated entities	47,647	23,449
Preferred shares at liquidation value	95,000	95,000
Less:
Joint venture partners’ share of mortgage debt of the company	—	(8,550)

Total debt and preferred equity (adjusted for joint venture partners’ share of debt) (C)	$1,213,641	$1,134,339

Total debt and preferred equity as a % of undepreciated real estate assets (adjusted for joint venture partners’ share of debt (C÷A)	43.4%	43.7%

Table 6
Calculation of Company Undepreciated Book Value Per Share
(Dollars in thousands)

September 30, 2007
Total shareholders’ equity, per balance sheet	$997,736
Plus:
Accumulated depreciation, per balance sheet	555,440
Accumulated depreciation held for sale assets, per balance sheet	21,744
Minority interest of common unitholders in Operating Partnership, per balance sheet	12,580
Less:
Deferred charges, net, per balance sheet	(10,489)
Preferred shares at liquidation value	(95,000)

Total undepreciated book value (A)	$1,482,011

Total common shares and units (B)	44,290

Company undepreciated book value per share (A÷B)	$33.46